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Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas. ☒

Special Meeting Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on September 15, 2009.

    Vote by Internet

  •
  Log on to the Internet and go to www.investorvote.com/dtv

  •
  Follow the steps outlined on the secured website.

    Vote by telephone

  •
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •
  Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals—The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of May 3, 2009, as amended, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc., and DTVG Two, Inc.	☐	☐	☐
2.

To approve the Voting and Right of First Refusal Agreement, dated as of May 3, 2009, as amended, by and among The DIRECTV Group, Inc., Liberty Entertainment, Inc., DIRECTV, John C. Malone, Leslie Malone, The Tracy L. Neal Trust A and the Evan D. Malone Trust A.

		☐	☐	☐
3.

To approve an adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to approve the proposals described above in accordance with the merger agreement.

		☐	☐	☐

B    Non-Voting Items

Change of Address—Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Special Meeting.	☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as the name(s) appears on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

THE DIRECTV GROUP, INC.
2009 SPECIAL MEETING

Tuesday, September 15, 2009
10:00 AM

[Hilton Hotel New York
1335 Avenue of the Americas
New York, New York]

Admission Ticket

        Directions—[The Hilton Hotel New York is located at 1335 Avenue of the Americas (Sixth Avenue) between West 53rd and West 54th Street. The meeting will be held in Concourse A on the Concourse level. Parking is available at the hotel.]

        Admission—If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Special Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it with you to attend the Special Meeting. When you arrive, please stop at the admissions area in the concourse lobby. Seating at the Special Meeting is not reserved. All attendees must have government-issued photographic identification for access to the Special Meeting. We will accommodate shareholders on a first-come, first-served basis upon arrival at the Special Meeting.

        Security—For security reasons, packages and briefcases will not be allowed at the Special Meeting.

        Time Limit—In order to allow all shareholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY/VOTER INSTRUCTION CARD
The DIRECTV Group, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 15, 2009

A special meeting of the stockholders of The DIRECTV Group, Inc. ("DIRECTV") will be held at [                                    ], on September 15, 2009 at 10:00 AM, local time, for the purposes set forth on the reverse side.

The board of directors of DIRECTV recommends that you vote FOR the adoption of the Agreement and Plan of Merger and the approval of the Voting and Right of First Refusal Agreement at the special meeting and FOR the approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies.

Only stockholders of record at the close of business on July 31, 2009 will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Please complete and return the enclosed proxy card or voting instruction card or submit your voting instruction by telephone or through the Internet. You may also cast your vote in person at the special meeting. Please submit your proxy or voting instructions promptly whether or not you expect to attend the special meeting.

(CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

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  Exhibit 99.1